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                                                      Registration No.333-118008

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            Post-Effective Amendment
                                    No. 1 to

                                    FORM S-8
                             Registration Statement
                                     under
                           The Securities Act of 1933

                             CSS INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                   13-1920657
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

  1845 Walnut Street, Philadelphia, PA                  19103
---------------------------------------               ----------
(Address of Principal Executive Offices)              (Zip Code)

               CSS Industries, Inc. 2004 Equity Compensation Plan
               --------------------------------------------------
                            (Full title of the plan)

                           Stephen V. Dubin, Esquire
                              CSS Industries, Inc.
                               1845 Walnut Street
                             Philadelphia, PA 19103
                    (Name and address of agent for service)

                                 (215) 569-9900
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Alan Singer, Esquire
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                     Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000








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                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3. Incorporation of Documents by Reference.

         The following documents filed by CSS Industries, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") are incorporated in this registration statement by reference:

         1.       Our Quarterly Report on Form 10-Q for the quarter ended June
                  30, 2004.

         2. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

         3. The description of our shares of Common Stock, $.10 par value, contained in the Registration Statement on Form 8-A that we filed with the Commission on June 7, 1993 to register those securities under the Securities Exchange Act of 1934.

         All documents that we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.



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         Experts
         -------

Our consolidated financial statements and financial statement schedule as of March 31, 2004 and 2003, and for the years then ended, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated May 25, 2004, except as to the last paragraph of Note 8, which is as of June 1, 2004, refers to the audit of the adjustments that were applied and disclosures that were added to revise the March 31, 2002 consolidated financial statements, as more fully described in Notes 1 and 2 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2002 consolidated financial statements other than with respect to such adjustments and disclosures. To the extent that KPMG LLP audits and reports on our financial statements issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.

         Our consolidated financial statements and financial statement schedule as of March 31, 2002, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, were audited by Arthur Andersen LLP, independent auditors, as set forth in its report thereon included therein. Copies of its report are incorporated by reference herein in reliance upon the authority of that firm as an expert in accounting and auditing, but Arthur Andersen LLP has not reissued such report or consented to the incorporation of such report in this registration statement and has ceased operations. In May 2002, we terminated our engagement of Arthur Andersen LLP as our independent accountants and in July 2002 we engaged KPMG LLP to serve as our independent accountants for the fiscal year ending March 31, 2003. Because Arthur Andersen LLP has not consented to the incorporation by reference of its report on our March 31, 2002 financial statements in this registration statement and because of the circumstances affecting Arthur Andersen LLP, as a practical matter, Arthur Andersen LLP may not be able to satisfy any claims arising from the provision of auditing services to us, including claims that are available under federal and state securities law.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty



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of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

         Our Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability of limitation thereof is not permitted under the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article VII of our Bylaws provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reasons of the fact that he is or was our director, officer and, if designated by our Board of Directors as an authorized representative, our employee or agent, against certain liabilities, costs and expenses. Section 145 further permits us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL.

         We have purchased directors and officers liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following Exhibits are filed as part of this Registration
Statement:

         4*            CSS Industries, Inc. 2004 Equity Compensation Plan

         5             Opinion of Morgan, Lewis & Bockius LLP

         23.1*         Consent of KPMG LLP

         23.2          Consent of Morgan, Lewis & Bockius LLP (contained in
                       Exhibit 5)

         24 Power of Attorney (contained on signature page of the Registration Statement as initially filed)

* Filed herewith.



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Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or



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proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on this 11th day of August, 2004.

                                                  CSS Industries, Inc.


                                                  By:     /s/ Stephen V. Dubin
                                                     ---------------------------
                                                  Stephen V. Dubin
                                                  Executive Vice President


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                               Date
---------                                 -----                               ----
           *                              Chief Executive Officer and         August 11, 2004
---------------------------               Director
David J. M. Erskine


           *                              Director                            August 11, 2004
---------------------------
Jack Farber


/s/ Stephen V. Dubin                      Director                            August 11, 2004
---------------------------
Stephen V. Dubin

Signature                                 Title                               Date
---------                                 -----                               ----
           *                              Chief Financial Officer             August 11, 2004
---------------------------               (Principal Financial and
Clifford E. Pietrafitta                   Accounting Officer)


           *                              Director                            August 11, 2004
---------------------------
James H. Bromley


           *                              Director                            August 11, 2004
---------------------------
Leonard E. Grossman


           *                              Director                            August 11, 2004
---------------------------
James E. Ksansnak


           *                              Director                            August 11, 2004
---------------------------
Rebecca C. Matthias


           *                              Director                            August 11, 2004
---------------------------
Michael L. Sanyour


* By: /s/ Stephen V. Dubin
      ---------------------
      Stephen V. Dubin as attorney-in-fact, pursuant to powers of attorney previously included in the Registration Statement as initially filed.




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                              CSS INDUSTRIES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.
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4*           CSS Industries, Inc. 2004 Equity Compensation Plan

5            Opinion of Morgan, Lewis & Bockius LLP

23.1*        Consent of KPMG LLP

23.2         Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

24 Power of Attorney (contained on signature page of the Registration Statement as initially filed)

 * Filed herewith.